                                                                EXHIBIT NO. 10.8




                            ASSET PURCHASE AGREEMENT


                                 by and between

                      THE PLANNING TECHNOLOGIES GROUP, INC.

                                  as "Seller,"

                           THE SHAREHOLDERS OF SELLER,

                               as "Shareholders,"

                     THE PLANNING TECHNOLOGIES GROUP, L.L.C.

                                   as "Buyer,"

                           NEXTERA ENTERPRISES, L.L.C.

                                  as "Nextera,"

                                       and

                      NEXTERA ENTERPRISES HOLDINGS, L.L.C.

                                  as "Holdings"


                              Dated: March 31, 1998

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS


                                                                                                         Page
ARTICLE I.  DEFINITIONS....................................................................................2
         1.1. Defined Terms................................................................................2
         1.2. Other Defined Terms..........................................................................7
ARTICLE II.  PURCHASE AND SALE OF ASSETS...................................................................9
         2.1. Transfer of Assets...........................................................................9
         2.2. Assumption of Liabilities....................................................................9
         2.3. Excluded Liabilities.........................................................................9
         2.4. Purchase Price..............................................................................10
         2.5. Working Capital.............................................................................10
         2.6. Closing Costs; Transfer Taxes and Fees......................................................11
ARTICLE III.  CLOSING.....................................................................................12
         3.1. Closing.....................................................................................12
         3.2. Conveyances at Closing......................................................................12
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS................................13
         4.1. Organization and Qualification of Seller....................................................13
         4.2. Shares of Seller; Beneficial Ownership......................................................13
         4.3. No Subsidiaries.............................................................................13
         4.4. Authority...................................................................................13
         4.5. Assets......................................................................................14
         4.6. Real Property...............................................................................14
         4.7. Financial Statements........................................................................15
         4.8. Absence of Certain Changes or Events........................................................16
         4.9. Contracts and Commitments...................................................................18
         4.10. Permits....................................................................................20
         4.11. Litigation.................................................................................20
         4.12. Compliance with Law........................................................................21
         4.13. Ordinary Course............................................................................21
         4.14. Directors and Officers.....................................................................21
         4.15. Employees; Labor Matters...................................................................21
         4.16. Banking Relations..........................................................................22
         4.17. No Brokers.................................................................................22
         4.18. No Other Agreements to Sell the Assets.....................................................22
         4.19. Customers, Distributors and Suppliers......................................................22
         4.20. Backlog....................................................................................23
         4.21. Proprietary Rights.........................................................................23
         4.22. Taxes......................................................................................23
         4.23. Employee Benefit Programs..................................................................25
         4.24. Insurance..................................................................................28


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
         4.25. Accounts Receivable........................................................................28
         4.26. Payments...................................................................................28
         4.27. Environmental Matters......................................................................28
         4.28. Warranty or Other Claims...................................................................29
         4.29. Seller Records; Copies of Documents........................................................30
         4.30. Powers of Attorney.........................................................................30
         4.31. Disclosure.................................................................................30
ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS................................................30
         5.1. Ownership of Shares.........................................................................30
         5.2. Authority...................................................................................31
         5.3. No Brokers..................................................................................31
         5.4. Agreements..................................................................................31
         5.5. Experience; Accredited Investor.............................................................32
         5.6. Investment..................................................................................32
         5.7. No Public Market............................................................................32
         5.8. Access to Data..............................................................................32
         5.9. Residence...................................................................................32
ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF BUYER, NEXTERA AND HOLDINGS................................32
         6.1. Organization................................................................................33
         6.2. Authority...................................................................................33
         6.3. Litigation..................................................................................34
         6.4. No Brokers..................................................................................34
         6.5. Available Funds.............................................................................34
         6.6. Membership Interests of Nextera and Holdings................................................34
         6.7. Operating Agreements........................................................................35
         6.8. Financial Statements........................................................................35
         6.9. Taxes.......................................................................................35
         6.10. Absence of Certain Changes or Events.......................................................37
         6.11. Holdings...................................................................................38
         6.12. Compliance with Laws.......................................................................38
         6.13. Recapitalization...........................................................................38
ARTICLE VII.  COVENANTS...................................................................................39
         7.1. Further Assurances..........................................................................39
         7.2. Conduct of Business.........................................................................39
         7.3. Authorization from Others...................................................................40
         7.4. Consummation of Agreement...................................................................41
         7.5. No Solicitation of Other Offers.............................................................41
         7.6. Notification of Certain Matters.............................................................41
         7.7. Employee Matters............................................................................41
         7.8. Option Pool.................................................................................42
         7.9. Holdings Class A Units......................................................................42
         7.10. Preservation of Confidentiality............................................................43

ARTICLE VIII.  CONDITIONS TO SELLER'S OBLIGATIONS.........................................................43
         8.1. Representations, Warranties and Covenants...................................................43
         8.2. No Actions or Court Orders..................................................................43
         8.3. Consents....................................................................................44
         8.4. Material Changes............................................................................44
         8.5. Approval of Seller's Counsel................................................................44
         8.6. Opinion of Counsel..........................................................................44
         8.7. Assumption Document.........................................................................44
         8.8. Escrow Agreement............................................................................44
         8.9. Employment Agreements.......................................................................44
         8.10. Transfer of Nextera Class A Units..........................................................45
ARTICLE IX.  CONDITIONS TO BUYER'S, NEXTERA'S AND HOLDINGS' OBLIGATIONS...................................45
         9.1. Representations, Warranties and Covenants...................................................45
         9.2. Consents; Regulatory Compliance and Approval................................................45
         9.3. No Actions or Court Orders..................................................................45
         9.4. Approval of Nextera's Counsel...............................................................46
         9.5. Opinion of Counsel..........................................................................46
         9.6. Material Changes............................................................................46
         9.7. Corporate Documents.........................................................................46
         9.8. Conveyancing Documents; Release of Encumbrances.............................................46
         9.9. Name Change.................................................................................46
         9.10. Permits....................................................................................46
         9.11. Escrow Agreement...........................................................................46
         9.12. Employment Agreements......................................................................46
         9.13. Consent to Recapitalization................................................................47
ARTICLE X.  CONSENTS TO ASSIGNMENT........................................................................47
         10.1. Consents to Assignment.....................................................................47
ARTICLE XI.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.................................................48
         11.1. Collection of Accounts Receivable and Letters of Credit....................................48
         11.2. Books and Records; Tax Matters.............................................................48
         11.3. Survival of Representations, Etc...........................................................49
ARTICLE XII.  INDEMNIFICATION.............................................................................50
         12.1. Indemnification by Seller and the Shareholders.............................................50
         12.2. Limitations on Indemnification by Seller and the Shareholders..............................51
         12.3. Indemnification by Nextera.................................................................52
         12.4. Limitation on Indemnification by Nextera...................................................52
         12.5. Notice; Defense of Claims..................................................................52
         12.6. Satisfaction of Seller and Shareholder Indemnification Obligations.........................53
         12.7. Bulk Sales.................................................................................53
         12.8. Valuation of Buyer Class A Units...........................................................53
         12.9. Exclusive Remedy...........................................................................54
ARTICLE XIII.  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED................................................54

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
         13.1. Termination................................................................................54
         13.2. Effect of Termination......................................................................54
ARTICLE XIV.  MISCELLANEOUS...............................................................................54
         14.1. Recapitalization...........................................................................54
         14.2. Fees and Expenses..........................................................................55
         14.3. Governing Law..............................................................................55
         14.4. Notices....................................................................................55
         14.5. Entire Agreement...........................................................................58
         14.6. Assignability; Binding Effect..............................................................58
         14.7. Captions and Gender........................................................................58
         14.8. Execution in Counterparts..................................................................58
         14.9. Amendments.................................................................................58
         14.10. Publicity and Disclosures.................................................................58
         14.11. Specific Performance......................................................................58
         14.12. Obligations...............................................................................58
         14.13. Agent of Sellers..........................................................................59

                            ASSET PURCHASE AGREEMENT


        This Asset Purchase Agreement, dated as of March 31, 1998, is by and among The Planning Technologies Group, L.L.C., a Delaware limited liability company ("Buyer"), Nextera Enterprises, L.L.C., a Delaware limited liability company and the controlling member of Buyer ("Nextera"), Nextera Enterprises Holdings, L.L.C., a Delaware limited liability company and the controlling member of Nextera ("Holdings"), The Planning Technologies Group, Inc., a Massachusetts corporation (the "Seller"), and the holders of Seller's capital stock (identified on Exhibit A-1 and herein collectively referred to as the "Shareholders" and individually as a "Shareholder").

                               W I T N E S S E T H

        WHEREAS, Seller owns certain assets which it uses in the conduct of the Business (as defined below);

        WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, such assets upon the terms and subject to the conditions of this Agreement;

        WHEREAS, the Shareholders own of record and beneficially all of the issued and outstanding capital stock of Seller, consisting of 126 shares of Common Stock (said shares referred to herein as the "Shares") and desire to have Seller sell such assets to Buyer upon the terms and subject to the conditions of this Agreement;

        WHEREAS, Nextera as the controlling member of Buyer, desires to issue membership interests pursuant to, and subject to the terms and conditions of, this Agreement; and

        WHEREAS, Holdings, as the controlling member of Nextera, desires to issue membership interests pursuant to, and subject to the terms and conditions of, employment agreements to be entered into by the Shareholders and Buyer, as further specified herein.

        NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

        1.1. Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

                "Action" shall mean any action, claim, suit, litigation, proceeding, arbitral action, governmental audit, criminal prosecution, governmental investigation or unfair labor practice charge or complaint.

                "affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "Assets" shall mean all of Seller's right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business owned by Seller or in which Seller has any interest, including without limitation all of Seller's right, title and interest in the following:

                        (a) all accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of Seller;

                        (b) all cash and cash equivalents held by Seller, provided the amount under this clause (b) shall in no event exceed $400,000

                        (c)     all Contract Rights, to the extent transferable;

                        (d)     all Leases;

                        (e)     all Owned Real Property;

                        (f)     all Leasehold Estates;

                        (g)     all Leasehold Improvements;

                        (h)     all Fixtures and Equipment;

                        (i)     all Inventory;

                        (j)     all Books and Records;

                        (k)     all Proprietary Rights relating to the Business;

                        (l)     all Permits, to the extent transferable;

                        (m)     all computers and software;

                        (n)     all Insurance Policies, to the extent
assignable;

                        (o) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records related to the Business;

                        (p) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

                        (q)     all deposits and prepaid expenses of Seller; and

                        (r) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with service performed or products delivered by Seller on or prior to the Closing Date;

but excluding therefrom the Excluded Assets.

                "Books and Records" shall mean (a) all records and lists of Seller pertaining to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of Seller, (c) all product, business and marketing plans of Seller and (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Seller, but excluding the originals of Seller's minute books, stock books and tax returns.

                "Business" shall mean all of Seller's current operations including its business of management consulting and information technology support.

                "Closing Date" shall mean March 31, 1998, or such other date as Buyer and Seller shall mutually agree upon.

                "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

                "Contract" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written, but excluding all Leases.

                "Contract Rights" shall mean all of Seller's rights and obligations under the Contracts listed on Schedule 4.6 and Schedule 4.9 and all Contracts entered into in the ordinary course of business which are not required to be listed, provided that Contract Rights shall not include rights and obligations with respect to existing employment agreements of Seller, the

Seller's Stock Restriction Agreements with Mr. Douglas Ferguson, Mr. Daniel Gilmore and Mr. Joseph Axelrod and that certain Stockholder's Agreement dated March 31, 1998 by and among the Shareholders and/or any other agreement which is identified on Schedule 4.9 as not being assigned.

                "Copyrights" shall mean registered copyrights, copyright applications and unregistered copyrights.

                "Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

                "Damages" shall mean damages, Liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) provided, however, that such Damages shall be net of any Associated Tax Benefit (as defined below) and net of any insurance proceeds received by an indemnified party from a non-affiliated insurance company on account of such loss (after taking into account any cost, including deductibles, incurred in obtaining such proceeds and any increase in insurance premiums as a direct result of a claim relating to such proceeds) and provided further that Damages shall not include an allocation of internal overhead costs of the party seeking indemnification. As used herein, the term "Associated Tax Benefit" means the cumulative reduction, if any, in taxes enjoyed by an indemnified party in any taxable year or years as a result of the tax treatment of Damages, such reduction to be reduced (but not below zero) by any incremental taxes paid by the indemnified party by reason of the inclusion of the indemnification payment in income if and to the extent required by applicable law. The amount of the Associated Tax Benefit shall be computed by the indemnified party on such reasonable assumptions as it may select.

                "Default" shall mean (1) a breach of or default under any Contract or Lease, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

                "Disclosure Schedule" shall mean a schedule executed and delivered by Seller and the Shareholders to Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in
Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

                "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

                "Escrow Agent" shall have the meaning assigned to such term in the Escrow Agreement attached hereto as Exhibit B.

                "Excluded Assets," notwithstanding any other provision of this Agreement, shall mean the following assets of Seller which are not to be acquired by Buyer hereunder:

                        (a) all Contracts and Permits, to the extent not transferable;

                        (b) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities;

                        (c) all rights under this Agreement and the Escrow Agreement and other agreements related to this Agreement;

                        (d)     all rights to tax refunds;

                        (e)     minute books and other corporate records;

                        (f)     all rights under existing employment agreements;
and

                        (g) all rights under the Seller's Stock Restriction Agreements with Mr. Douglas M. Ferguson, Mr. Daniel R. Gilmore and Mr. Joseph Axelrod and that certain Stockholder's Agreement dated March 31, 1998 by and among the Shareholders.

                "Facility Leases" shall mean all of the leases described on
Schedule 4.6.

                "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Seller and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any of Seller's suppliers, including all warranty rights with respect thereto.

                "Former Facility" shall mean each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities that was owned, leased or operated by Seller at any time prior to the date hereof.

                "Insurance Policies" shall mean the insurance policies related to the Assets listed on Schedule 4.24.

                "Inventory" shall mean all of Seller's inventory held for resale and all of Seller's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

                "Leased Real Property" shall mean all leased plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on Schedule 4.6 attached hereto.

                "Leasehold Estates" shall mean all of Seller's rights and obligations as lessee under the Leases.

                "Leasehold Improvements" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by Seller.

                "Leases" shall mean all of the existing leases with respect to the personal or real property of Seller listed on Schedule 4.6 and/or Schedule
4.9 or entered into in the ordinary course of business and not required to be listed.

                "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

                "material adverse effect" or "material adverse change" shall mean with respect to the Business or the Assets any material adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of the Business and/or the Assets or on the ability of Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

                "Nextera Operating Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Nextera Enterprises, L.L.C. dated as of April 9, 1997, as amended on January 6, 1988.

                "ordinary course of business" or "ordinary course" or any similar phrase shall mean the ordinary course of the Business and consistent with Seller's past practice.

                "Patents" shall mean all patents and patent applications and registered design and registered design applications.

                "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business.

                "Permitted Lien" shall mean: (i) materialmen's, mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, (ii) liens for current taxes not yet due or any taxes being contested in good faith by appropriate proceedings, (iii) liens to secure performance of statutory obligations, (iv) any lien securing any purchase money indebtedness incurred in the ordinary course of business and reflected in Seller's financial statements, (v) liens of lessors under Leases,
(vi) rights of third parties under the terms of Seller's

Contracts and (vii) advance payments in respect of services to be rendered by Seller in the future, to the extent the services have not yet been rendered.

                "Proprietary Rights" shall mean all of Seller's Copyrights, Patents, Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights.

                "Regulations" shall mean any laws, statutes, ordinances, regulations, rules, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

                "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative.

                "Shareholders" shall mean Mr. Joseph Axelrod, Mr. Douglas M. Ferguson, Mr. Daniel R. Gilmore and Mr. Mason S. Tenaglia (as listed on Exhibit A-1 hereto).

                "Subsidiary" shall mean (a) any corporation in an unbroken chain of corporations beginning with Seller if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which Seller is a general partner, or (c) any partnership in which Seller possesses a 50% or greater interest in the total capital or total income of such partnership.

                "Tax" shall mean all governmental taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, VAT, service, service use, ad valorem, transfer, franchise, profits, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

                "Trademarks" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

        1.2. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                  Term                                               Section
                  ----                                               -------
                  Adjustment Amount                                    2.5
                  Arbitrator                                           2.5
                  Assumed Liabilities                                  2.2
                  Assumption Document                                  3.2(b)
                  Base Balance Sheet                                   4.7(a)
                  Base Balance Sheet Date                              4.7(a)
                  Bulk Sales Act                                       12.8
                  Closing                                              3.1
                  Closing Working Capital                              2.5
                  Customers                                            4.19
                  Distributors                                         4.19
                  Employee Program                                     4.23
                  Environmental Law                                    4.27(e)
                  ERISA                                                4.23
                  ERISA Affiliate                                      4.23
                  Escrow Amount                                        2.4
                  Escrowed Cash                                        2.4
                  Escrowed Units                                       2.4
                  Escrow Agreement                                     2.4(a)
                  Estimated Working Capital                            2.5
                  Excluded Liabilities                                 2.3
                  Excluded Liability Claims                            12.1
                  Facility Lease                                       4.6(a)
                  Financial Statements                                 4.7(a)
                  Fraud Claims                                         12.1
                  General Claims                                       12.1
                  Hazardous Material                                   4.27(e)
                  Hazardous Waste                                      4.30(e)
                  Holdings Operating Agreement                         5.8
                  Individual Claims                                    12.1
                  Nextera SARs                                         14.1
                  Ownership Claims                                     12.1
                  Purchase Price                                       2.4(a)
                  Recapitalization                                     14.1
                  Rehired Employee                                     7.7
                  Suppliers                                            4.21
                  SARs                                                 7.8
                  Tax Claims                                           12.1
                  Tax Return                                           4.24

                                   ARTICLE II.

                           PURCHASE AND SALE OF ASSETS

        2.1. Transfer of Assets. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase and acquire from Seller, the Assets, free and clear of all Encumbrances other than the Permitted Liens.

        2.2. Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume and agree to pay when due, perform and discharge in accordance with the terms thereof the following, and only the following, Liabilities of Seller (the "Assumed Liabilities"):

                        (a) All Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Contracts and Leases listed on Schedule 4.6 and/or Schedule 4.9 (including, without limitation all obligations under that certain Indenture of Lease dated September 5, 1996 between Seller and Mortimer B. Zuckerman and Edward H. Linde, trustees of 92 Hayden Avenue Trust), or under Contracts or Leases which are not listed on Schedule 4.6 and/or Schedule 4.9 but which are entered into in the ordinary course of business after the date hereof, but not including any Liability for any Default under any such Contract occurring on or prior to the Closing Date;

                        (b) All of Seller's accounts payable and accrued liabilities set forth on the Base Balance Sheet or incurred after the Base Balance Sheet Date (i) in the ordinary course of business and (ii) in compliance with the terms of this Agreement;

                        (c) All of Seller's accrued liabilities for employee salaries and bonuses due Seller's employees; and

                        (d) The Liability of Seller for that certain dividend payable to the Shareholders by Seller in connection with this Agreement as stated on the March 31, 1998 interim balance sheet of Seller.

        2.3. Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in
Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Seller, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation:

                        (a) Any Liability to or in respect of any employees or former employees of Seller including without limitation (i) any employment agreement, whether or not written, between Seller and any person, (ii) any Liability under any Employee Program at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to Seller's withdrawal or partial withdrawal from or termination of any

Employee Program and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

                        (b)     Any Liability of Seller in respect of any Tax;

                        (c) Any Liability arising from services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date;

                        (d) Any Liability of Seller arising out of or related to any Action against Seller and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;

                        (e) Any Liability of Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement;

                        (f)     Any Liability related to any Former Facility;
and

                        (g) Any Liability with respect to Seller's 401(k) plan.

        2.4. Purchase Price. In consideration of the sale, transfer, assignment, conveyance and delivery of the Assets by Seller to Buyer and in reliance upon the representations and warranties of Seller herein contained and made at the Closing and upon the terms and subject to the satisfaction of all of the conditions set forth herein, Buyer agrees that at the Closing, it will (i) pay to Seller the aggregate amount of (A) Five Million Seven Hundred Three Thousand Five Hundred Dollars ($5,703,500) and (B) 181,900 Class A Common Units of Nextera issued pursuant to the Nextera Operating Agreement (collectively with the Escrow Amount as defined below, the "Purchase Price") (the cash payment to be made by bank cashier's check in Boston Clearing House Funds or by wire transfer of immediately available funds) and shall assume the Assumed Liabilities pursuant to this Agreement and (ii) deliver to the Escrow Agent One Million Six Thousand Five Hundred Dollars ($1,006,500) (the "Escrowed Cash") and 32,100 Class A Common Units of Nextera (the "Escrowed Units" and together with the Escrowed Cash the "Escrow Amount") pursuant to and in accordance with the terms of the Escrow Agreement to be executed in substantially the form attached hereto as Exhibit B. The Purchase Price shall be allocated among the Assets in the manner required by Section 1060 of the Code and regulations thereunder. Exhibit C attached hereto sets forth the amount of the Purchase Price allocable to the various Assets. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with Exhibit C and which gives effect to any Adjustment Amount determined in accordance with Section 2.5 hereof and to file all relevant Tax Returns in a manner consistent therewith. Seller and the Shareholders acknowledge that the value of the Nextera Class A Common Units is $2.50 per unit.

        2.5.    Working Capital.

                        (a) Working Capital Adjustment. The amount of the cash payment to be made by Buyer for the Assets at the Closing is premised upon Seller delivering to Buyer at least Five Hundred Fifty Thousand Dollars ($550,000) of working capital of which Four Hundred Thousand Dollars ($400,000) shall be cash, determined in accordance with generally accepted accounting principles, at the Closing, (such amount being the "Minimum Working Capital"). No later than two (2) business days prior to the Closing Date, Seller shall advise Buyer and Nextera of its estimate of working capital to be delivered at the Closing. Without limiting other rights that Buyer and Nextera may have under this Agreement, if the amount so estimated is less than the Minimum Working Capital, the cash payment to Seller for the Assets at the Closing shall be reduced by the amount of such shortfall. If the amount so estimated is greater than the Minimum Working Capital, the cash payment to Seller for the Assets at the Closing shall be increased by the amount of such surplus.

                        Within thirty (30) days following the Closing, Seller shall determine the actual working capital as of the Closing Date (the "Closing Working Capital") and promptly notify Buyer of such amount. If the Closing Working Capital is less than the estimated working capital as described in the preceding paragraph, and would have resulted in a reduced cash payment to Seller for the Assets at the Closing, Seller and the Shareholders shall pay to Buyer the amount of such shortfall in cash. If the Closing Working Capital is greater than the estimated working capital as described in the preceding paragraph, and would have resulted in an increased cash payment to Seller for the Assets at the Closing, Buyer shall pay to Seller the amount of such surplus in cash.

                        (b) Disputed Closing Working Capital. If Buyer shall disagree with the amount determined to be the Closing Working Capital, it shall notify Seller and the Shareholders in writing of such disagreement within fifteen (15) business days of its receipt of the determination of Closing Working Capital. Buyer, Seller and the Shareholders shall use their commercially reasonable efforts for a period of thirty (30) days following the notice of disagreement to resolve any disagreement. If at the end of such period, Buyer, Seller and the Shareholders are unable to resolve the disagreement, a mutually agreed upon independent public accounting firm (the "Arbitrator") shall be retained to make a final and binding determination of the actual Closing Working Capital. The determination of the Arbitrator shall be final, binding and conclusive on the parties. The fees and expenses of the Arbitrator shall be borne equally by Buyer and the Shareholders.

        2.6. Closing Costs; Transfer Taxes and Fees. Seller shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Seller shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Seller shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred.

                                  ARTICLE III.

                                     CLOSING

        3.1. Closing. The Closing of the transactions contemplated herein (the "Closing") shall be held at a mutually agreeable location in Boston, Massachusetts on 31, 1998 or at such other date and location as may be mutually agreed upon by the parties.

        3.2.    Conveyances at Closing.

                        (a) Instruments and Possession. To effect the sale and transfer referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

                                (i)     one or more bills of sale, in the form
attached hereto as Exhibit D, conveying in the aggregate all of Seller's owned personal property included in the Assets;

                                (ii)    subject to Section 10.1, Assignments of
Lease in the form attached hereto as Exhibit E with respect to the Leases;

                                (iii)   subject to Section 10.1, Assignments of
Contract Rights, each in the form of Exhibit F attached hereto, with respect to the Contract Rights;

                                (iv)    a check in the amount of $400,000; and

                                (v)     such other instruments as shall be
reasonably requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof.

                        (b) Assumption Document. Upon the terms and subject to the conditions contained herein, at the Closing Buyer shall deliver to Seller an instrument of assumption substantially in the form attached hereto as Exhibit G, evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities (the "Assumption Document").

                        (c) Form of Instruments. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer and Seller.

                        (d) Purchase Price and Escrow Amount. Subject to the terms of this Agreement, Buyer shall deliver the Purchase Price to the Seller and the Escrow Amount to the Escrow Agent.

                        (e) Certificates; Opinions. Buyer, Seller and the Shareholders shall deliver the certificates, opinions of counsel and other matters described in Articles VIII and IX.

                        (f) Consents. Subject to Section 10.1, Seller shall deliver all Permits and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement.

                                   ARTICLE IV.

          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

                As a material inducement to Buyer, Nextera and Holdings to enter into this Agreement and consummate the transactions contemplated hereby, Seller and each of the Shareholders jointly and severally hereby represent and warrant to Buyer, Nextera and Holdings as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

        4.1. Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business as currently conducted or proposed to be conducted. Copies of the Articles of Organization and Bylaws of Seller, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof. Seller is not in violation of any term of the Articles of Organization or Bylaws of Seller. Seller is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction in which failure to be so licensed or qualified would have a material adverse effect on Seller.

        4.2. Shares of Seller; Beneficial Ownership. The authorized capital stock of Seller consists of 200,000 shares of Common Stock, no par value, of which 126 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 199,874 shares are authorized but unissued (after giving effect to Seller's repurchase of shares from Patrick S. Noonan) . Other than as set forth on Exhibit A-1, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Seller. None of Seller's capital stock has been issued in violation of any federal or state law. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Shares to which Seller or any of the Holders is a party.

        4.3. No Subsidiaries. Seller has no subsidiaries or investments in any other corporation or business organization.

        4.4. Authority. Seller has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Seller and no other action on the part of Seller or Shareholders is required in connection therewith.

                This Agreement and each agreement, document and instrument executed and delivered by Seller and each of the Shareholders pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Seller and each of the Shareholders enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance by Seller of this Agreement and each such agreement, document and instrument:

                                (i)     does not and will not violate any
provision of the Articles of Organization and Bylaws of Seller;

                                (ii)    does not and will not violate any laws
of the United States, or any state or other jurisdiction applicable to Seller or require Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                                (iii)   except as set forth in Schedule 4.4,
does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Seller is a party or by which the property of Seller is bound or affected and which is material to the Seller, the Assets or the Business, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of Seller's capital stock.

        4.5. Assets. Excluding the Leased Real Property, Seller has and will transfer good and marketable title to the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Assets, free and clear of any Encumbrances other than the Permitted Liens. The Assets include all assets necessary for the conduct of the Business as currently conducted and proposed to be conducted. Schedule 4.5 contains accurate lists and summary descriptions of all tangible Assets where the value of an individual item exceeds $5,000 or where an aggregate of similar items exceeds $20,000. All tangible assets and properties which are part of the Assets are in good operating condition and repair (normal wear and tear excepted)and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation.

        4.6.    Real Property.

                Seller does not own any real property. All of the real property leased by Seller is identified on Schedule 4.6 (herein referred to as the "Leased Real Property").

                        (a) Leases. All leases of Leased Real Property are identified on Schedule 4.6 (each such lease is herein referred to as a "Facility Lease"), and true and complete copies thereof have been delivered to Nextera. Each Facility Lease has been duly authorized and executed by the parties and is in full force and effect and binding and enforceable against the parties thereto. Seller is not in default under any Facility Lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To Seller's knowledge, the other party to each Facility Lease is not in default under such Facility Lease and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

                        (b) Leases or Other Agreements. Except for Facility Leases listed on Schedule 4.6, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any real property in connection with the Business or any portion thereof or interest in any such real property.

                        (c) Facility Leases and Leased Real Property. With respect to each Facility Lease, Seller has and will transfer to Buyer at the Closing an unencumbered interest in the Leasehold Estate subject to the Permitted Liens. Seller enjoys peaceful and undisturbed possession of all the Leased Real Property.

                        (d) Condition of Leased Real Property. To the knowledge of Seller there are no material defects in the physical condition of any portion of the Leased Real Property and all such Leased Real Property is in good operating condition and repair (normal wear and tear excepted), and has been well maintained.

                        (e) Compliance with the Law. Seller has not received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to the Leased Real Property that has not been heretofore corrected. Seller has not received any notice of any real estate tax deficiency or assessment and is not aware of any proposed deficiency, claim or assessment with respect to any of the Leased Real Property, or any pending or threatened condemnation thereof.

        4.7.    Financial Statements.

                        (a) Seller has delivered to Nextera the following financial statements, copies of which are attached hereto as Schedule 4.7: balance sheets of Seller as of December 31, 1997 and as of January 31, 1998 and February 28, 1998, and statements of income, retained earnings and cash flows for its fiscal year ended December 31, 1997, as audited by Harte, Carucci & Driscoll, and balance sheets of Seller as of January 31, 1998 and February 28, 1998 and statements of income, retained earnings and cash flows for the interim periods ended January 31, 1998 and February 28, 1998 (the "Financial Statements"). The December 31, 1997 balance sheet is hereinafter referred to as the "Base Balance Sheet" and December 31, 1997 is hereafter referred to as the "Base Balance Sheet Date." The Financial Statements, have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, and said Financial Statements, present fairly in all material respects the financial condition of Seller at the dates of said statements and the results of its operations for the periods covered thereby, and the unaudited balance sheet and statements of income, retained earnings and cash flows for the interim periods ended January 31, 1998 and February 28, 1998 provided by Seller to Nextera since the date of the Base Balance Sheet present fairly and completely in all material respects the information purported to be shown thereon. It is understood that the financial statements and results of the interim periods do not include notes, may be subject to adjustments and are not necessarily indicative of results that may be expected for the entire year or other interim periods.

                        (b) As of the date of the Base Balance Sheet, Seller did not have any Liabilities of any nature, whether accrued, absolute or contingent (including without limitation, Liabilities as guarantor or otherwise with respect to obligations of others, Liabilities for taxes due or then accrued or to become due, or contingent or potential Liabilities relating to activities of Seller or the conduct of its business prior to the date of the Base Balance Sheet), except Liabilities stated or adequately reserved against on the Base Balance Sheet or reflected in Disclosure Schedule and future performance obligations under Contracts other than as a result of a default existing as of the Closing.

                        (c) Seller's fiscal year 1998 operating budget dated March 6, 1998 which has previously been supplied by Seller to Nextera has been prepared in good faith on the basis of assumptions by Seller which Seller believed were reasonable at the time of the preparation of such projections. It is recognized and understood, however, without affecting or limiting any other representation or warranty in this Agreement, that such projections do not constitute any representation or warranty as to the future performance of the Business and that some assumptions may not materialize and unanticipated events and circumstances may occur subsequent to the date of the projections and that therefore actual results may vary materially from projected results and such variations may be adverse.

                        (d) Except as set forth on Schedule 4.7 and for the Excluded Liabilities, as of the date hereof and as of the Closing, Seller has not had and will not have any Liabilities of any nature, whether accrued, absolute or contingent (including without limitation Liabilities as guarantor or otherwise with respect to obligations of others, or Liabilities for taxes due or then accrued or to become due or contingent or potential Liabilities relating to activities of Seller or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except Liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) incurred or arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in the Disclosure Schedule (and under those Contracts, Leases and Permits which are not required to be disclosed on the Disclosure Schedule) or (iii) incurred or arising in the ordinary course of business of Seller consistent with the terms of this Agreement (none of which relates to any Default under any Contract or Lease, breach of warranty, tort infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a material adverse effect on the Business or the Assets.

        4.8.    Absence of Certain Changes or Events. Except as disclosed in
Schedule 4.8, since the Base Balance Sheet Date, there has not been any:

                        (a) actual or threatened material adverse change in the financial condition, working capital, shareholders' equity, assets, Liabilities, reserves, revenues, income earnings, prospects or Business of Seller;

                        (b) change in accounting methods, principles or practices by Seller affecting the Assets, its Liabilities or the Business;

                        (c) revaluation by Seller of any of the Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

                        (d) damage, destruction or loss (whether or not covered by insurance) which has had or will have a material adverse affect on the Assets or the Business;

                        (e) cancellation of any indebtedness or waiver or release of any right or claim of Seller relating to its activities or properties which had or will have a material adverse effect on the Assets or the Business;

                        (f) declaration, setting aside, or payment of dividends or distributions by Seller in respect of the Shares or any redemption, purchase or other acquisition of any of Seller's securities;

                        (g) increase in the rate of compensation payable or to become payable to any director, officer or other employee of Seller or any consultant, Representative or agent of Seller, including without limitation the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such person, or the addition to, modification of, or contribution to any Employee Program, arrangement, or practice described in the Disclosure Schedule;

                        (h) adverse change in employee relations which has or is reasonably likely to have a material adverse effect on the productivity, the financial condition, results of operations or Business of Seller or the relationships between the employees of Seller and the management of Seller;

                        (i) amendment, cancellation or termination of any Contract, commitment, agreement, Lease, transaction or Permit relating to the Assets or the Business or, except for this Agreement and the other agreements entered into in connection herewith, entry into any Contract, commitment, agreement, Lease, transaction or Permit which is not in the ordinary course of business, including without limitation any employment or consulting agreements;

                        (j) mortgage, pledge or other encumbrance of any Assets, except purchase money mortgages arising in the ordinary course of business and Permitted Liens;

                        (k) sale, assignment or transfer of any of the Assets, other than in the ordinary course of business;

                        (l) incurrence of indebtedness by Seller for borrowed money or commitment to borrow money entered into by Seller, or loans made or agreed to be made by Seller, or indebtedness guaranteed by Seller, except for employee advances in the ordinary course of business and endorsements for collection or deposit in the ordinary course of business;

                        (m) except as provided in this Agreement, incurrence by Seller of Liabilities, except Liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves of Seller;

                        (n) payment, discharge or satisfaction of any Liabilities of Seller other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the Base Balance Sheet or incurred in the ordinary course of business;

                        (o) capital expenditure by Seller (other than capital expenditures for less than $10,000 in the ordinary course of business), the execution of any Lease by Seller or the incurring of any obligation by Seller to make any such capital expenditures or execute any Lease;

                        (p) failure to pay or satisfy when due any Liability of Seller, except where the failure would not have a material adverse effect on the Assets or the Business;

                        (q) failure of Seller to use commercially reasonable efforts to carry on diligently the Business in the ordinary course so as to keep available to Buyer the services of Seller's employees, and to preserve for Buyer the Assets and the Business and the goodwill of Seller's suppliers, customers, distributors and others having business relations with it;

                        (r) disposition or lapsing of any Proprietary Rights or any disposition or disclosure to any person of any Proprietary Rights not theretofore a matter of public knowledge; or

                        (s) agreement by Seller or any Shareholder to do any of the things described in the preceding clauses (a) through (r) other than as expressly provided for herein.

        4.9.    Contracts and Commitments.

                        (a) Contracts. Except for Contracts, commitments, plans, agreements and licenses described in Schedule 4.9 (true and complete copies of which have been delivered to Nextera), Seller is not a party to or subject to:

                                (i)     Contracts not made in the ordinary
course of business;

                                (ii)    Employment contracts and severance
agreements, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of Seller or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer or Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                                (iii)   Labor or union contracts;

                                (iv)    Distribution, franchise, license,
technical assistance, sales, commission, consulting, agency or advertising contracts related to the Assets or the Business;

                                (v)     Options with respect to any property,
real or personal, whether Seller shall be the grantor or grantee thereunder;

                                (vi)    Contracts involving future expenditures
or Liabilities, actual or potential, in excess of $25,000 or otherwise material to the Business or the Assets;

                                (vii)   Contracts or commitments relating to
commission arrangements with others;

                                (viii)  Promissory notes, loans, agreements,
indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, individually in excess of or in the aggregate in excess of $25,000, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Seller in the ordinary course of business to purchasers of its products);

                                (ix)    Contracts containing covenants limiting
the freedom of Seller or any officer, director, shareholder or affiliate of Seller, to engage in any line of business or compete with any person;

                                (x)     Any Contract to supply services to the
United States, state or local government or any agency or department thereof;

                                (xi)    Leases of real property;

                                (xii)   Leases of personal property not
cancelable (without Liability) within 30 calendar days.

                                Seller has delivered to Buyer true, correct and
complete copies of all of the Contracts listed on Schedule 4.9, including all amendments and supplements thereto. Schedule 4.9 contains a true, correct and complete (in all material respects) description of Seller's obligations under all material oral Contracts. Seller represents that none of its "exclusive focus" agreements (including without limitation Seller's agreements with The Chubb Corporation, Mead Johnson Nutritionals U.S., and SmithKline Beecham) will affect the rights of Nextera or any affiliate of Nextera, other than Buyer and the Shareholders and the former employees of Seller, from engaging in any business subsequent to the Closing, provided that the foregoing assumes that all confidential and propriety information of any client subject to an "exclusive focus" agreement of Seller shall not be disclosed or available to or in any way used by Nextera or any affiliates of Nextera, other than Buyer, and Buyer will operate as a separate and distinct business from Nextera's other operations.

                        (b) Absence of Defaults. Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts and Leases. To Seller's knowledge, all other parties to such Contracts and Leases are currently in compliance in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Seller. Seller has no reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will upon performance by Seller result in a loss to Seller. With respect to any Leases, Seller has not received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder, except for those which have been waived or cured.

                        (c) Warranty. Seller has committed no act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, Liability for breach of warranty (whether covered by insurance or not) on the part of Seller, with respect to services rendered prior to or on the Closing Date.

        4.10.   Permits.

                        (a) Schedule 4.10 sets forth a complete list of all Permits used in the operation of the Business or otherwise held by Seller. Seller has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of its Business or in the ownership of the Assets (except where the failure to have any Permit has not had and will not have a material adverse effect on Seller or the Business), and owns or possesses such Permits free and clear of all Encumbrances other than the Permitted Liens. Seller is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement. To Seller's knowledge, no present or former Shareholder, director, officer or employee of Seller or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Seller owns, possesses or uses.

                        (b) Except as disclosed on Schedule 4.10 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

        4.11. Litigation. Except as set forth on Schedule 4.11, there are no Actions pending or to the knowledge of Seller, threatened or anticipated (a) against, related to or affecting (i) Seller, the Business or the Assets (including with respect to Environmental Laws), (ii) any officers or directors of Seller as such, or (iii) any Shareholder in such Shareholder's capacity as a shareholder of Seller, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involve the risk of criminal liability on Seller or any of its officers or directors, or (d) in which

Seller is a plaintiff, including any derivative suits brought by or on behalf of Seller. Seller is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Seller, any Shareholder in such Shareholder's capacity as a shareholder of Seller, the Business or the Assets. There is not a reasonable likelihood of an adverse determination of any pending Actions. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Seller.

        4.12. Compliance with Law. Except as set forth on Schedule 4.12 Seller and the conduct of the Business have not violated and are in compliance with all Regulations and Court Orders relating to the Assets or the Business or operations of Seller, except where noncompliance would not have a material adverse effect on the Assets, the Business or Seller. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders, and Seller has no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing.

        4.13. Ordinary Course. Except for the transactions contemplated by this Agreement and as set forth on Schedule 4.13 or the other schedules hereto, since December 31, 1997, Seller has conducted its business only in the ordinary course and consistently with its prior practices.

        4.14. Directors and Officers. Schedule 4.14 hereto contains a true and complete list of all current members of the Board of Directors and each of the officers of Seller. In addition, Schedule 4.14 hereto contains a list of all managers, employees and consultants of Seller who, individually, have received or are scheduled to receive compensation from Seller for the fiscal years ending December 31, 1997 and December 31, 1998, in excess of $25,000. In each case such
Schedule includes the current job title and aggregate annual compensation of each such individual.

        4.15. Employees; Labor Matters. As of the date of this Agreement Seller employs a total of approximately nineteen (19) full-time employees. Except for certain bonuses to be paid to the Shareholders as set forth on
Schedule 4.15(b), Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees by Seller (assuming Buyer has offered employment to all of said employees), none of Buyer, Nextera or Holdings will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments. Seller has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in Schedule 4.15(c). Seller is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or to Seller's knowledge threatened against or involving Seller. No question concerning union representation exists respecting any employees of Seller. There are no grievances, complaints or charges that have been filed against Seller under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have an adverse effect on Seller or the conduct of its business, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by Seller. Seller has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. Seller is, and at all times has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

        4.16. Banking Relations. All of the arrangements which Seller has with any banking institution are completely and accurately described in Schedule 4.16 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

        4.17. No Brokers. Neither Seller, the Shareholders nor any of their respective officers, directors, employees, or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer, Nextera, Holdings or any of their affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

        4.18. No Other Agreements to Sell the Assets. Neither Seller, the Shareholders nor any of their respective officers, directors, employees or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory or services in the ordinary course of business), to sell or effect a sale of the capital stock of Seller, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

        4.19. Customers, Distributors and Suppliers. Schedule 4.19(a) sets forth any customer, sales representative or distributor (whether pursuant to a commission, royalty or other arrangement) which will account for more than $25,000 in revenue for Seller for the twelve months ending December 31, 1997 (collectively, the "Customers and Distributors"). Schedule 4.19(b) lists all of the suppliers of Seller to whom during the fiscal year ending December 31, 1997 Seller will make payments aggregating $25,000 or more showing, with respect to each, the name, address and dollar volume involved (the "Suppliers"). To Seller's knowledge, the relationships of Seller with its Customers, Distributors and Suppliers are good commercial working relationships. Except for arrangements reflected in Seller's financial statements, no Customer, Distributor or Supplier has canceled, materially modified, or otherwise terminated (other than in accordance with the terms of a valid contract) its relationship with Seller, or has during the last twelve months decreased materially its services, supplies or materials to Seller or its usage or purchase of the services or products of Seller, nor to the knowledge of Seller, does any Customer, Distributor or Supplier have any plan or intention to do any of the foregoing, it being understood that Seller is a management consulting firm and that, at any given time, Seller is in a different stage of its engagement (i.e., some engagements are increasing while others are winding down).

        4.20. Backlog. As of the date hereof, Seller has a backlog of firm orders for the sale or lease of products or services, for which revenues have not been recognized by Seller, as set forth in Schedule 4.20.

        4.21.   Proprietary Rights.

                        (a) Proprietary Rights. Schedule 4.21 lists all of Seller's Proprietary Rights. The Proprietary Rights listed in the Disclosure Schedule are all those used by Seller in connection with the Business.

                        (b)     Royalties and Licenses. Except as set forth on
Schedule 4.21 Seller, does not have any obligation to compensate any person for the use of any such Proprietary Rights nor has Seller granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

                        (c) Ownership and Protection of Proprietary Rights. Except as set forth on Schedule 4.21, Seller owns or has a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of Seller by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Seller has taken commercially reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. Except as set forth on
Schedule 4.21, no other person (i) has notified Seller that it is claiming any ownership of or right to use such Proprietary Rights, or (ii) to Seller's knowledge, is infringing upon any such Proprietary Rights in any way. To Seller's knowledge, except as set forth on Schedule 4.21, Seller's use of the Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by Seller that are presently outstanding alleging that Seller's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

        4.22.   Taxes.

                        (a) Except as otherwise set forth on Schedule 4.22, all returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (collectively, "Tax Returns") required to be filed by Seller have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct, and complete in all material respects.

                        (b) Seller has timely paid all Taxes due from it or claimed to be due from it by any federal, state, local, foreign or other taxing authority.

                        (c) There are no liens for Taxes upon any of the assets of, or interest in Seller, except liens for taxes not yet due and payable.

                        (d) No Tax Returns of Seller have been audited by the relevant taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against Seller that has not been resolved and paid in full. There are no outstanding waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by Seller (including the time for filing of Tax Returns or paying Taxes) and Seller has no pending requests for any such waivers, extensions, or comparable consents.

                        (e) No audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of Seller, and Seller has not received written notice of any pending audits or proceedings.

                        (f) Seller has established adequate reserves in accordance with generally accepted accounting principles for all Taxes not yet due and payable, which reserves are set forth in Schedule 4.22.

                        (g) Seller has not received a ruling from any taxing authority or signed an agreement with any taxing authority that could reasonably be expected to have a material adverse effect on Seller or its assets.

                        (h) Except as otherwise set forth on Schedule 4.22, Seller has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any applicable state and foreign laws) and has, within the time and the manner prescribed by law, paid over to the proper governmental authorities all amounts so withheld.

                        (i) Seller is not a party to and is not bound by or has any obligation under any Tax sharing allocation or indemnity agreement or similar contract or arrangement.

                        (j) Seller is, and has been at all times since its formation, properly characterized as an "S Corporation" for federal and applicable state and local income tax purposes.

                        (k) No power of attorney granted by Seller with respect to any Taxes is currently in force.

                        (l) Seller is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

                        (m) Except as otherwise set forth in Schedule 4.22, there is no expectation that any taxing authority may claim or assess any material amount of Taxes payable by Seller for any period ending on or prior to the Closing Date and there are no facts of which Seller or the Shareholders are aware which would constitute grounds for the assessment of any material amount of Taxes payable by Seller for any period ending on or prior to the Closing Date.

                        (n) Seller is not subject to liability as a transferee pursuant to Code Section 6901 et seq. or otherwise, nor will Buyer, Nextera or Holdings be subject to such liability as a direct or indirect result of Buyer's acquisition of the Assets.

                        (o) None of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                        (p) Seller is not a person other than a United States person within the meaning of the Code.

                        (q) The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

        4.23.   Employee Benefit Programs

                        (a) Schedule 4.23 lists every Employee Program (as defined below) that has been maintained (as defined below) by Seller at any time during the three-year period ending on the date of the Closing.

                        (b) Each Employee Program which has ever been maintained by Seller and which has at any time been intended to qualify under
Section 401(a) of the Code, and each associated trust which at any time has been intended to be exempt from taxation pursuant to Section 501(a) of the Code is the subject of a favorable determination, opinion or approval letter from the Internal Revenue Service ("IRS") regarding its qualification or exemption from taxation, as applicable, under such section and has, in fact, been qualified or tax exempt, as applicable, under the applicable section of the Code for all periods for which the applicable statute of limitations has not expired through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                        (c) Seller does not know and has no reason to know, of any failure of any party to comply in any material respect with any laws applicable to the Employee Programs that have been maintained by Seller. With respect to any Employee Program ever maintained by Seller for all periods for which the applicable statute of limitations has not expired, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or any material violation of, or material breach of any duty under, ERISA or other applicable law (including, without limitation, any health care continuation requirements (under part 6 of subtitle B of Title I or ERISA, or otherwise) or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to Seller, Buyer or Nextera. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of Seller, threatened with respect to any Employee Program.

                        (d) Neither Seller nor any ERISA Affiliate (as defined below) has ever (i) maintained any Employee Program which has been subject to Title IV of ERISA; (ii) maintained any Multiemployer Plan (as defined below); or (iii) provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or benefits that continue for a brief period of time after termination of employment, for example for the balance of the month in which an employee terminates, or has ever promised to provide such post-termination benefits).

                        (e) With respect to each Employee Program maintained by Seller within the three years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Nextera: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended;
(ii) the most recent IRS determination, opinion or approval letter with respect to such Employee Program under Code Sections 401 and 501(a), and any applications for determination or approval subsequently filed with the IRS;
(iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

                        (f) Neither Seller nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Program which is intended to cover employees or former employees of Seller or any ERISA Affiliate (with respect to their relationship with such entities) or to amend or modify any existing Employee Program which covers or has covered employees or former employees of Seller or any ERISA Affiliate (with respect to their relationship with such entities).

                        (g) Each Employee Plan listed on Schedule 4.23 may be amended, terminated, modified or otherwise revised prospectively by Seller including the elimination of any and all future benefit accruals under any Employee Plan.

                        (h) No event has occurred in connection with which Seller, any ERISA Affiliate or any Employee Program, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Programs or (B) pursuant to any obligation of Seller or any ERISA Affiliate to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Programs.

                        (i) Except as described on Schedule 4.23, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any

Employee Program (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                        (j) Each Employee Program and related trust agreement or other funding instrument, as applicable, which covers or has covered employees or former employees of Seller or any ERISA Affiliate (with respect to their relationship with such entities) is legally valid and binding and in full force and effect.

                        (k) There is no contract, agreement, plan or arrangement covering any employee or former employee of Seller or any ERISA Affiliate (with respect to its relationship with such entities) that, individually or collectively, provides for the payment by Seller or any ERISA Affiliate of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to
Section 280G of the Code.

                        (l) All contributions required to be made by Seller or any ERISA Affiliate with respect to any Employee Program due as of any date through and including the Closing Date have been made when due.

                        (m)     For purposes of this section:

                                (i)     "Employee Program" means (A) any
employee benefit plan within the meaning of ERISA Section 3(3), including, but not limited to, any multiple employer welfare arrangement (within the meaning of ERISA Section 3(4)), plan to which more than one unaffiliated employer contributes and any employee benefit plan (such as a foreign or excess benefit plan) which is not subject to ERISA; and (B) any employment, consulting, severance or other similar contract, arrangement or policy, any stock option plan, bonus or incentive award plan, deferred compensation agreement, supplemental income arrangement, vacation plan, any employee benefit arrangement described in Code Section 501(c)(9), and any other employee benefit plan, agreement, and arrangement not described in (A) above. In the case of an Employee Program funded through a trust described in Code Section 501(a), each reference to such Employee Program shall include a reference to such trust.

                                (ii)    An entity "maintains" an Employee
Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

                                (iii)   An entity is an "ERISA Affiliate" of
Seller if it would have ever been considered a single employer with Seller under ERISA Section 4001(b) or part of the same "controlled group" as Seller or any of its Subsidiaries for purposes of ERISA Section 302(d)(8)(C).

                                (iv)    "Multiemployer Plan" means a (pension or
non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements as defined in Section 3(37) of ERISA.

        4.24. Insurance. Schedule 4.24 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by Seller on the Business, the Assets or its employees. All insurance coverage applicable to Seller, the Business and the Assets is in full force and effect, provides coverage as may be required by applicable Regulation and by any and all Contracts to which Seller is a party. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. No insurer has advised Seller that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.

        4.25. Accounts Receivable. The accounts receivable set forth on the Base Balance Sheet, and all accounts receivable arising since the Base Balance Sheet Date, represent bona fide claims of Seller against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in all material respects in accordance with the applicable orders, Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Base Balance Sheet and, in the case of accounts receivable arising since the Base Balance Sheet Date, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the Base Balance Sheet.

        4.26. Payments. Seller has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Business, Assets or operations of Seller, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction; and Seller has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

        4.27.   Environmental Matters.

                        (a) (i) Seller has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the knowledge of Seller, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by Seller, or has ever been located in the soil or groundwater at any such site; (iii) to the knowledge of Seller, no

Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by Seller for treatment, storage, or disposal at any other place; (iv) to the knowledge of Seller, Seller does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by Seller in connection with the presence of any Hazardous Material.

                        (b) (i) To the knowledge of Seller, Seller has no liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) to the knowledge of Seller, Seller, any property owned, operated, leased, or used by any of it, and any facilities and operations of Seller thereon, are presently in compliance with all applicable Environmental Laws;
(iii) Seller has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) Seller has no reason to believe that any of the items enumerated in clause of this subsection will be forthcoming.

                        (c) To the knowledge of Seller, no site owned, operated, leased, or used by Seller contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("PCBs") or equipment containing PCBs; or any urea formaldehyde foam insulation.

                        (d) Seller has provided to Nextera copies of all documents, records, and information available to Seller concerning any environmental or health and safety matter relevant to Seller or any of its Subsidiaries, whether generated by Seller or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                        (e) For purposes of this Section 4.27, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Seller" shall mean and include Seller and all other entities for whose conduct Seller is or may be held responsible under any Environmental Law.

        4.28. Warranty or Other Claims. There are no existing to Seller's knowledge or threatened product or service liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against Seller for products or services which are defective or fail to meet any product or service warranties. No claim has been asserted against

Seller for renegotiation or price redetermination of any business transaction, there are no facts known to Seller upon which any such claim could be based.

        4.29. Seller Records; Copies of Documents. The record books of Seller accurately record all material action taken by its shareholders and Board of Directors and committees. The copies of the records of Seller, as made available to Nextera for review, are true and complete copies of the originals of such documents. Seller has made available for inspection and copying by Nextera and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Nextera pursuant to this Agreement.

        4.30. Powers of Attorney. Neither Seller or any of the Shareholders has any outstanding power of attorney with respect to or affecting any transaction contemplated by this Agreement.

        4.31. Disclosure. The representations, warranties and statements contained in this Agreement and in the exhibits and schedules hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. To Seller's knowledge, there are no facts which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of Seller which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which Seller operates and it being understood that Seller does not have and has never had long-term contracts with its clients.

                                   ARTICLE V.

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

                As a material inducement to Buyer, Nextera and Holdings to enter into this Agreement and consummate the transactions contemplated hereby, each Shareholder hereby severally, but not jointly, makes to Buyer, Nextera and Holdings each of the representations and warranties set forth in this Article V with respect to such Shareholder.

        5.1. Ownership of Shares. Shareholder owns of record and beneficially the number of the Shares set forth opposite such Shareholder's name in Exhibit A-1.

        5.2. Authority. Such Shareholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Shareholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Shareholder pursuant to this Agreement constitutes a valid and binding obligation of such Shareholder, enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                                (i)     does not and will not violate any
        provision of any laws of the United States or any state or other jurisdiction applicable to such Shareholder, or require such Shareholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                                (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Shareholder is a party or by which the property of such Shareholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any assets of Seller or on Shares owned by such Shareholder.

        5.3. No Brokers. Such Shareholder has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer, Nextera, Holdings or any of their affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

        5.4. Agreements. Other than as set forth on Schedule 5.4, such Shareholder is not a party to any non-competition, trade secret or confidentiality agreement with any party other than Seller, other than any such agreement that may be entered into in connection with such Shareholder's employment by Buyer. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Shareholder is a party relating to the business of Seller or to such Shareholder's rights and obligations as a Shareholder, director or officer of Seller. Except as set forth on Schedule 5.4, such Shareholder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of Seller, or any organization which has a contract or arrangement with Seller.

        5.5. Experience; Accredited Investor. Such Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Buyer, Nextera and Holdings so that he is capable of evaluating the merits and risks of acquiring the Nextera Class A Units to be delivered to Seller and distributed by Seller to the Shareholders and the Holdings Class A Units (as hereinafter defined) pursuant to his employment agreement as provided in Section 9.12 and has the capacity to protect his own interests. Each Shareholder must bear the economic risk of holding the Nextera Class A Units (when distributed) and Holdings Class A Units indefinitely unless such securities are registered pursuant to the Securities Act, or an exemption from registration is available for the disposition thereof. Each Shareholder understands that there is no assurance that any exemption from registration under the Securities Act will be available. Each Shareholder is an "accredited investor" as defined in Rule 501 under the Securities Act.

        5.6. Investment. Such Shareholder is acquiring the Nextera Class A Units and Holdings Class A Units for his own account for investment only, and not with the view to, or for resale in connection with, any distribution thereof in violation of any applicable securities laws. It understands that the Nextera Class A Units and Holdings Class A Units acquired have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder's representations as express herein.

        5.7. No Public Market. Such Shareholder understands that no public market now exists for any of the securities issued by Nextera or Holdings and that neither Nextera nor Holdings has made any assurances that a public market will ever exist for such securities.

        5.8. Access to Data. Such Shareholder has received and read the Nextera Operating Agreement, the Amended and Restated Limited Liability Company Agreement of Nextera Enterprises Holdings, L.L.C. dated as of December 31, 1997, as amended on January 6, 1998 (the "Holdings Operating Agreement"), Nextera business plan and financial statements and has had an opportunity to discuss Nextera's business, management and financial affairs with its management. Such Shareholder has also had an opportunity to ask questions of and receive answers from officers of Nextera regarding the terms and conditions of acquiring the Nextera Class A Units and Holdings Class A Units, which questions were answered to such Shareholder's satisfaction.

        5.9. Residence. The residence of the Shareholder in which its investment decision was made is located at the address of the Shareholder set forth on the signature page hereto.

                                   ARTICLE VI.

          REPRESENTATIONS AND WARRANTIES OF BUYER, NEXTERA AND HOLDINGS

                As a material inducement to Seller and the Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer, Nextera and Holdings, jointly and severally hereby make the representations and warranties to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

        6.1. Organization. Each of Buyer, Nextera and Holdings is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware with full limited liability company power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business as conducted by it. None of Buyer, Nextera or Holdings is required to be licensed or qualified to conduct its business or own its property in any other jurisdiction in which failure to be so licensed or qualified would have a material adverse effect on the business or financial condition of Buyer, Nextera or Holdings on a consolidated basis.

        6.2. Authority. Each of Buyer, Nextera and Holdings has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer, Nextera and/or Holdings pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer, Nextera and Holdings of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary organizational action of Buyer, Nextera and Holdings and no other action on the part of Buyer, Nextera or Holdings is required in connection therewith.

                This Agreement and each other agreement, document and instrument executed and delivered by Buyer, Nextera and/or Holdings pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Buyer, Nextera and/or Holdings, as applicable, enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance by Buyer, Nextera and Holdings of this Agreement and each such agreement, document and instrument:

                                (i)     does not and will not violate any
        provision of the certificate of formation of Buyer, the Amended and Restated Limited Liability Company Agreement of Buyer, the certificate of formation of Nextera, the Nextera Operating Agreement, the certificate of formation of Holdings or the Holdings Operating Agreement;

                                (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer, Nextera or Holdings or require Buyer, Nextera or Holdings to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                                (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement mortgage, lease, permit, order, judgment or decree to which Buyer, Nextera or Holdings is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or capital stock of Buyer, Nextera or Holdings and which is material to the business and financial condition of Buyer, Nextera or Holdings on a consolidated basis.

        6.3. Litigation. There are no Actions pending or to the knowledge of Buyer, Nextera or Holdings threatened or anticipated (a) against, related to or affecting (i) Buyer, Nextera or Holdings on a consolidated basis (including with respect to Environmental Laws) or (ii) any officers or directors of Buyer, Nextera or Holdings as such, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involve the risk of criminal liability on Buyer, Nextera or Holdings or any of its officers or directors, or (d) in which Buyer, Nextera or Holdings is a plaintiff, including any derivative suits brought by or on behalf of Buyer, Nextera or Holdings. Buyer, Nextera or Holdings is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Buyer, Nextera or Holdings. There is not a reasonable likelihood of an adverse determination of any pending Actions. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Buyer, Nextera or Holdings .

        6.4. No Brokers. Neither Buyer, Nextera, Holdings nor any of their officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller or any of their respective affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

        6.5. Available Funds. Buyer, Nextera and Holdings have sufficient capital available to consummate the transactions contemplated by this Agreement and are not relying on obtaining additional financing in connection with such transactions.

        6.6. Membership Interests of Nextera and Holdings. Schedule 6.6 sets forth all of the issued and outstanding membership interests of Nextera and Holdings. The amount of preferred capital (including the return on preferred capital) of Nextera and Holdings is as set forth on Schedule 6.6. Except as set forth on Schedule 6.6, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance and sale of, or outstanding securities convertible into, any additional membership interests of any class of Nextera or Holdings. Schedule 6.6 sets forth a list of all agreements, if any, relating to the voting, transfer, registration, repurchase or any similar right with respect to the issued and outstanding equity interests of Nextera or Holdings. None of the equity interests of Nextera or Holdings were issued in violation of any federal or state law. All of the Nextera Class A Units to be issued as partial consideration for sale of the Assets and all Holdings Class A Units (as hereinafter defined) to be issued pursuant to employment agreements as contemplated by Section 9.12 will be duly issued under the Nextera Operating Agreement and the Holdings Operating Agreement, as applicable.

        6.7.    Operating Agreements.

                The Nextera Operating Agreement attached as Schedule 6.7(a), the Holdings Operating Agreement attached as Schedule 6.7(b), and the Employee Equity Participation Agreement attached as Schedule 6.7(c) are in full force and effect. A copy of Nextera's form of Employee Equity Participation Agreement is attached as Schedule 6.7(d).

        6.8.    Financial Statements.

                        (a) Nextera has delivered to the Seller the following financial statements, copies of which are attached hereto as Schedule 6.8: a balance sheet of Nextera and a statement of profit and loss of Nextera as of December 31, 1997 (the "Nextera Financial Statements"). The December 31, 1997 balance sheet is hereinafter referred to as the "Nextera Balance Sheet." The Financial Statements, have been prepared in accordance with generally accepted accounting principles applied consistently during the period covered thereby, and said Financial Statements, present fairly in all material respects the financial condition of Nextera at the date of said statements and the results of its operations for the period covered thereby.

                        (b) As of the date of the Nextera Balance Sheet, Nextera did not have any Liabilities of any nature, whether accrued, absolute or contingent (including without limitation, Liabilities as guarantor or otherwise with respect to obligations of others, Liabilities for taxes due or then accrued or to become due, or contingent or potential Liabilities relating to activities of Nextera or the conduct of its business prior to the date of the Nextera Balance Sheet), except Liabilities stated or adequately reserved against on the Nextera Balance Sheet or reflected in the schedules delivered by Buyer, Nextera and/or Holdings to Seller hereunder.

                        (c) Except as set forth on Schedule 6.8, as of the date hereof and as of the Closing, Nextera has not had and will not have any Liabilities of any nature, whether accrued, absolute or contingent (including without limitation, Liabilities as guarantor or otherwise with respect to obligations of others, or Liabilities for taxes due or then accrued or to become due or contingent or potential Liabilities relating to activities of Nextera or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except Liabilities (i) stated or adequately reserved against on the Nextera Balance Sheet or the notes thereto, or (ii) incurred or arising in the ordinary course of business of Nextera.

        6.9.    Taxes.

                        (a) All returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (collectively, "Tax Returns") required to be filed by Nextera and Holdings have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct, and complete in all material respects.

                        (b) Nextera and Holdings have timely paid all Taxes due from them or claimed to be due from then by any federal, state, local, foreign or other taxing authority.

                        (c) There are no liens for Taxes upon any of the assets of Nextera or Holdings, except liens for taxes not yet due and payable.

                        (d) No Tax Returns of Nextera or Holdings have been examined by the relevant taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against Nextera or Holdings that has not been resolved and paid in full. There are no outstanding waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by Nextera or Holdings (including the time for filing of Tax Returns or paying Taxes) and neither Nextera nor Holdings has any pending requests for any such waivers, extensions, or comparable consents.

                        (e) No audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of Nextera or Holdings, and neither Nextera nor Holdings has received written notice of any pending audits or proceedings.

                        (f) Nextera and Holdings have established adequate reserves in accordance with generally accepted accounting principles for all Taxes not yet due and payable, which reserves are set forth in Schedule 6.9.

                        (g) Nextera and Holdings have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any applicable state and foreign laws) and have, within the time and the manner prescribed by law, paid over to the proper governmental authorities all amounts so withheld.

                        (h) Neither Nextera nor Holdings is a party to or is bound by or has any obligation under any Tax sharing allocation or indemnity agreement or similar contract or arrangement.

                        (i) Nextera and Holdings are, and have been at all times since their formation, properly characterized as partnerships for federal and applicable state and local income tax purposes.

                        (j) No power of attorney granted by Nextera or Holdings with respect to any Taxes is currently in force.

                        (k) Other than its own operating agreement and with respect to Holdings, other than the Nextera Operating Agreement, neither Nextera nor Holdings is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

                        (l) There is no expectation that any taxing authority may claim or assess any material amount of Taxes payable by Nextera or Holdings for any period ending on or prior to the Closing Date and there are no facts of which Nextera or Holdings is aware which would constitute grounds for the assessment of any material amount of Taxes payable by Nextera or Holdings for any period ending on or prior to the Closing Date.

                        (m) Schedule 6.9 sets forth each state, local and foreign jurisdiction in which Nextera is required, or has been at any time required, to file or be included in a Tax Return. No written claim has ever been received by Nextera or Holdings from a taxing authority in a jurisdiction where neither Nextera nor Holdings pays Taxes or files Tax Returns that Nextera or Holdings is or may be subject to Taxes assessed by such jurisdiction, and, to the knowledge of Nextera and Holdings, no such claim has been threatened by a taxing authority.

        6.10.   Absence of Certain Changes or Events. Except as disclosed in
Schedule 6.10, since the December 31, 1998, there has not been any:

                        (a) actual or threatened material adverse change in the financial condition, working capital, shareholders' equity, assets, Liabilities, reserves, revenues, income earnings, prospects or Nextera or Holdings;

                        (b) change in accounting methods, principles or practices by Nextera or Holdings affecting their assets, Liabilities or business;

                        (c) revaluation by Nextera or Holdings of any of their assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

                        (d) damage, destruction or loss (whether or not covered by insurance) which has had or will have a material adverse affect on the assets or the business of Nextera or Holdings;

                        (e) cancellation of any indebtedness or waiver or release of any right or claim of Nextera or Holdings relating to its activities or properties which had or will have a material adverse effect on their assets or business;

                        (f) declaration, setting aside, or payment of dividends or distributions by Nextera or Holdings in respect of their equity securities or any redemption, purchase or other acquisition of any of Seller's securities;

                        (g) adverse change in employee relations which has or is reasonably likely to have a material adverse effect on the productivity, the financial condition, results of operations of Nextera or Holdings or the relationships between the employees of Nextera or Holdings and the management of Nextera or Holdings;

                        (h) incurrence of indebtedness by Nextera or Holdings for borrowed money or commitment to borrow money entered into by Nextera or Holdings, or loans made or agreed to be made by Nextera or Holdings, or indebtedness guaranteed by Nextera or Holdings, except for employee advances in the ordinary course of business and endorsements for collection or deposit in the ordinary course of business;

                        (i) payment, discharge or satisfaction of any Liabilities of Nextera other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the Nextera Balance Sheet or incurred in the ordinary course of business;

                        (j) failure to pay or satisfy when due any Liability of Nextera or Holdings, except where the failure would not have a material adverse effect on Nextera or Holdings;

                        (k) disposition or lapsing of any Copyrights, Patents, Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights, or any disposition or disclosure to any person of any of the foregoing not theretofore a matter of public knowledge; or

                        (l) agreement by Nextera or Holdings to do any of the things described in the preceding clauses (a) through (l) other than as expressly provided for herein.

        6.11. Holdings. Holdings has no business other than ownership of equity interests in Nextera.

        6.12. Compliance with Laws. Each of Nextera and Holdings is in compliance with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to Nextera or Holdings or to the conduct of its business, except where noncompliance with such statute, ordinance, order, judgment, decree, rule or regulation would not have a material adverse effect on Nextera or Holdings. Neither Nextera nor Holdings has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders, and Nextera and Holdings have no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing.

        6.13. Recapitalization. Following the Closing Date, Seller's percentage ownership of Nextera Class A Units (or, following a distribution of the Nextera Class A Units by Seller to the Shareholders, the Shareholders' collective percentage ownership thereof) and Mason Tenaglia's percentage ownership of Holdings Class A Units will not be affected in a manner which is other than pro rata with the other holders of Nextera Class A Units and Holdings Class A Units respectively, on the Closing Date, except as follows:

                        (a) The redemption of Nextera Class A Units of EDU, L.L.C. and the purchase of an equivalent number of Nextera Class A Units by Holdings described in paragraphs A.1. and A.3. of Schedule 14.1 hereto;

                        (b) The purchase of Holdings Class A Units by Knowledge Universe, L.L.C. and, following the Recapitalization as defined in
Section 14.1 hereof, the potential sale by Knowledge Universe, L.L.C. of the corresponding Class A Common Units and Class B Preferred Units of Nextera Enterprises, as described in paragraph A.5. of Schedule 14.1 hereto; and

                        (c)     The application of the provisions of this
Section 6.13 shall be applied on an aggregate basis to the 236,000 Stock Appreciation Rights ("SARs") issued to Seller at the Closing (and to any options to acquire Class A Units of Nextera into which the SARs may be converted pursuant to the Employee Equity Participation Plan of Nextera).

                                  ARTICLE VII.

                                    COVENANTS

        7.1. Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; provided, however that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (ii) to obtain all necessary Permits as are required to be obtained under any Regulations, (iii) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by governmental authorities, and (iv) to fulfill all conditions to this Agreement.

        7.2. Conduct of Business. Between the date of this Agreement and the date of the Closing, Seller will:

                        (a) Use reasonable efforts to conduct its business only in the ordinary course consistent with past operations and refrain from changing or introducing any method of management or operations except in the ordinary course of business;

                        (b) Not enter into, extend, materially modify, terminate or renew any Contract or Lease, except in the ordinary course of business;

                        (c) Not sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business and for the Permitted Liens;

                        (d) Not incur any Liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business and endorsements for collection of deposits in the ordinary course of business, incur any other Liability;

                        (e) Refrain from making any change or incurring any obligation to make a change in the Articles of Organization and Bylaws of Seller;

                        (f) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its capital stock;

                        (g) Refrain from making any change in the method of determining compensation (whether salary or bonus) payable or to become payable to any of its employees and use all reasonable efforts in the ordinary course of business to maintain Seller's workforce at its current level and make no material adjustment in wages or hours of work, nor enter into any employment agreement, or adopt any new Employee Programs or other benefit or severance plan or amend or otherwise modify any existing employment agreement, Employee Programs or other benefit or severance plan;

                        (h) Refrain from entering into any arrangement or amending any existing arrangement between Seller and any officer, director or Shareholder (or any entity affiliated with such persons), except for arrangements contemplated by this Agreement or the Disclosure Schedule;

                        (i) Refrain from prepaying any loans (if any) from its shareholders, officers or directors, borrowing any funds or making any other change in its borrowing arrangements;

                        (j) Use its commercially reasonable efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

                        (k) Use its commercially reasonable efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it;

                        (l) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the
Schedule 4.24 hereto or equivalent insurance with any substitute insurers approved in writing by Nextera;

                        (m) Maintain the working capital of Seller in the ordinary course of business at levels consistent with past operations;

                        (n) Furnish Nextera with unaudited monthly balance sheets and statements of income and retained earnings and cash flows of Seller within fifteen (15) days after each month end for each month ending more than fifteen (15) days before the Closing;

                        (o)     Permit Nextera and its authorized
representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Nextera or its authorized representatives such financial and other information with respect to its business or properties as Nextera may from time to time reasonably request.

        7.3. Authorization from Others. Prior to the date of the Closing, the Shareholders and Seller agree to use their commercially reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer and to obtain all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement (including, without limitation, the consent of Arbor Software Corporation with respect to that certain Consulting Partner Agreement dated December 23, 1996, and Mortimer
B. Zuckerman and Edward H. Linde, trustees of 92 Hayden Avenue Trust, with respect to that certain Indenture of Lease dated September 5, 1996).

        7.4. Consummation of Agreement. Each of the parties shall use its commercially reasonable efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

        7.5. No Solicitation of Other Offers. Neither Seller, the Shareholders, nor any of their officers, directors, agents, or employees or Representatives will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information concerning the operations, properties or assets of Seller to, entertain or enter into any agreement or transaction with, any person, other than Nextera, relating to the possible acquisition of the capital stock of Seller or any of its assets, except for the sale of assets in the ordinary course of business of Seller consistent with the terms of this Agreement. If such a proposal is received, Seller and the Shareholders will promptly notify Nextera of the terms of such proposal and the identity of the party making the proposal.

        7.6. Notification of Certain Matters. From the date hereof through the Closing, Seller and each of the Shareholders shall give prompt notice to Nextera of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any respect and (b) any failure of Seller, the Shareholders, or any of their respective affiliates or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller and the Shareholders shall promptly notify Nextera of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect Seller, the Assets or the Business.

        7.7.    Employee Matters.

                        (a) In addition to the Employment Agreements described in Section 9.12, Buyer shall extend offers of employment to all of Seller's employees (such employees are hereinafter referred to as the "Rehired Employees") effective as of the Closing, which offers shall be on terms and conditions which Buyer shall determine, provided that the terms shall be substantially similar to those currently provided by Seller to such employees and the service of the Rehired Employees with Seller shall be taken into account by Buyer and Nextera for purposes of eligibility and participation in employee benefits plans maintained by them and for purposes of vesting in any 401(k) plan maintained by them. Seller shall terminate the employment of all Rehired Employees immediately prior to the Closing and shall cooperate with and use its commercially reasonable efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with those employees of Seller to whom Buyer makes offers of employment.

                        (b) Seller shall be solely responsible for all of the Employee Programs and all obligations and Liabilities thereunder. Buyer shall not assume any of the Employee Programs or any obligation or liability thereunder.

                        (c) Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees.

                        (d) No provision of this Agreement shall create any third party beneficiary rights in any Rehired Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Rehired Employee by Buyer or under any benefit plan which Buyer may maintain.

                        (e) Seller shall not, directly or indirectly, hire or offer employment to or seek to hire or offer employment to any employee of Seller whose employment is continued by Buyer after the Closing Date or any employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

        7.8. Option Pool. Buyer and Nextera agree to make available for distribution to the Shareholders, the Rehired Employees and the new hires of Buyer who are involved in the Business a pool of options to purchase 236,000 Nextera Class A Units or stock appreciation rights with respect to Nextera Class A Units (the "SARs") as provided for by the Employee Equity Participation Plan of Nextera to be allocated as set forth on Schedule 7.8 attached hereto. The options or SARs shall have an exercise price of $5.00 per share and shall vest at the rate of twenty-five percent (25%) per year over four (4) years. Each of the Shareholders acknowledges that (a) under the Nextera Operating Agreement, the Board of Directors of Holdings will have the authority to determine the remaining terms and conditions of such options and/or SARs, including making amendments to the Nextera Operating Agreement and Employee Equity Participation Plan of Nextera, and (b) the tax consequences of the options and stock appreciation rights are materially different in a limited liability company as compared to a corporate structure. The distribution of the options and/or SARs as provided by this Section 7.8 shall be determined by Mr. Tenaglia, subject to the approval of Nextera which shall not be unreasonably withheld.

        7.9. Holdings Class A Units. Holdings agrees that, in connection with, and pursuant to the terms and conditions of, the employment agreements to be entered into by the Shareholders and Buyer as contemplated by Section 9.12, it shall issue Class A Common Units of Holdings ("Holdings Class A Units") pursuant to the Holdings Operating Agreement, in the amounts set forth opposite the names of the Shareholders on Exhibit A-2. The value of a Holdings Class A Unit as of the date hereof is $0.10 per unit.

        7.10. Preservation of Confidentiality. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, the parties acknowledge that have had access to confidential information relating to each other, including technical or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by Seller, the Shareholders, Buyer or their respective Representatives which contain or otherwise reflect or are generated from such information ("Confidential Information"). Prior to the date of the Closing, each of the parties shall treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to their Representatives and affiliates who need to know such Confidential Information in connection with the transactions contemplated hereby. The parties shall use all reasonable efforts to cause their Representatives to treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information. Each party shall be responsible for any breach of this Agreement by any of its Representatives.


                                  ARTICLE VIII.

                       CONDITIONS TO SELLER'S OBLIGATIONS

                The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

        8.1. Representations, Warranties and Covenants. All representations and warranties of Buyer, Nextera and Holdings contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and each of Buyer, Nextera and Holdings shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

        8.2. No Actions or Court Orders. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to (a) materially affect the right or ability of Buyer to own operate possess or transfer the Assets after the Closing, (b) materially damage Seller or the Shareholders if the transactions contemplated hereunder are consummated or (c) materially damage the business or financial condition of Buyer, Nextera and/or Holdings on a consolidated basis if the transactions contemplated hereunder are consummated. There shall have been no determination by Seller or the Shareholders, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

        8.3. Consents. All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Business by Buyer (including, without limitation, all required third party consents to the assignment of the Leases and Contracts to be assumed by Buyer) shall have been obtained. .

        8.4. Material Changes. Since December 31, 1997, there shall not have been any material adverse change with respect to the financial or business condition of Nextera or Holdings on a consolidated basis.

        8.5. Approval of Seller's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by Choate, Hall & Stewart, counsel to Seller, and such counsel shall have received on behalf of Seller such other certificates, opinions and documents in form satisfactory to such counsel as Seller may reasonably require from Buyer, Nextera and Holdings to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer, Nextera and Holdings and the fulfillment of its covenants.

        8.6. Opinion of Counsel. Buyer shall have delivered to Seller an opinion of Maron & Sandler, counsel to Buyer, Nextera and Holdings, dated as of the Closing Date, in the form attached hereto as Exhibit H;

        8.7. Assumption Document. Buyer shall have executed the Assumption Document in substantially the form attached hereto as Exhibit G.

        8.8. Escrow Agreement. Buyer, Nextera and Holdings shall have executed and delivered the Escrow Agreement in substantially the form attached hereto as Exhibit B.

        8.9. Employment Agreements. Buyer shall have executed and delivered to each of the Shareholders the Employment Agreements in substantially the forms attached hereto as Exhibit J. Buyer shall have offered employment to all of the employees of Seller.

        8.10. Transfer of Nextera Class A Units. A majority of the members of Nextera shall have consented to the transfer by the Seller to the Shareholders of the Nextera Class A Units to be issued to Seller at the Closing and to be deposited pursuant to the Escrow Agreement in Seller's name.

                                   ARTICLE IX.

           CONDITIONS TO BUYER'S, NEXTERA'S AND HOLDINGS' OBLIGATIONS

                The obligations of Buyer, Nextera and Holdings to consummate the transactions provided for hereby are subject, in the discretion of Buyer, Nextera and Holdings, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer, Nextera and Holdings:

        9.1. Representations, Warranties and Covenants. All representations and warranties of Seller and each of the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller and each of the Shareholders shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

        9.2. Consents; Regulatory Compliance and Approval. Other than the consents of Pass & Weisz, Inc. with respect to that certain Lease Agreement dated April 25, 1996 and Greentree Vender Services Corporation with respect to that certain Rental Agreement dated April 14, 1997, all Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Business by Buyer (including, without limitation, all required third party consents to the assignment of the Leases and Contracts to be assumed by Buyer) shall have been obtained. Buyer shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to this Agreement and the transactions contemplated hereby.

        9.3. No Actions or Court Orders. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected (a) to damage Buyer, (b) to damage the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer, Nextera or Holdings to own, operate, possess or transfer the Assets after the Closing or (c) materially damage the business or financial condition of Buyer, Nextera and/or Holdings on a consolidated basis if the transactions contemplated hereunder are consummated. There shall have been no determination by Buyer, Nextera or Holdings, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

        9.4. Approval of Nextera's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Latham & Watkins as counsel for Nextera, and such counsel shall have received on behalf of Nextera such other certificates, opinions, and documents in form satisfactory to such counsel as Nextera may reasonably require from Seller or the Shareholders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Seller and the Shareholders and the fulfillment of their respective covenants.

        9.5. Opinion of Counsel. Seller and the Shareholders shall have delivered to Buyer an opinion of Choate, Hall & Stewart, counsel to Seller, dated as of the Closing Date, in the form attached hereto as Exhibit I.

        9.6. Material Changes. Since the Base Balance Sheet Date, there shall not have been any material adverse change with respect to the Business or the Assets.

        9.7. Corporate Documents. Buyer, Nextera and Holdings shall have received from Seller resolutions adopted by the board of directors of Seller, approving this Agreement and the agreements and the transactions contemplated hereby and thereby, certified by Seller's corporate secretary.

        9.8. Conveyancing Documents; Release of Encumbrances. Seller shall have executed and delivered each of the documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances other than the Permitted Liens, which documents shall be in a form reasonably satisfactory to Buyer's counsel.

        9.9. Name Change. Seller shall have filed an amendment to its Articles of Organization to change its corporate name so as not to include the words "The Planning Technology Group, Inc." or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public. Such amendment shall be in a form acceptable for filing with the Secretary of State of the Commonwealth of Massachusetts.

        9.10. Permits. Buyer shall have obtained or been granted the right to use all Permits necessary to its operation of the Business.

        9.11. Escrow Agreement. Seller and the Shareholders shall have executed and delivered the Escrow Agreement in substantially the form attached hereto as Exhibit B.

        9.12. Employment Agreements. Each Shareholder shall have executed and delivered to Buyer an Employment Agreement in substantially the form attached hereto as Exhibit J.

        9.13. Consent to Recapitalization. Each of the members of Nextera shall have delivered to Nextera a signed letter of consent acknowledging his agreement and consent to the Recapitalization (as defined in Section 14.1).

                                   ARTICLE X.

                             CONSENTS TO ASSIGNMENT

        10.1. Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Lease, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller and the Shareholders against a third party thereto arising out of the Default or cancellation by such third party or otherwise. Nothing in this
Section 10.1 shall affect Buyer's right to terminate this Agreement under Sections 9.2 and 13.1 in the event that any consent or approval to the transfer of any Asset is not obtained. Any election by Buyer to proceed to the Closing despite the failure to obtain any such consent, other than the consents of Pass & Weisz, Inc. with respect to that certain Lease Agreement dated April 25, 1996 and Greentree Vender Services Corporation with respect to that certain Rental Agreement dated April 14, 1997, shall constitute a waiver of any and all rights of Seller, Nextera and/or Holdings with respect to the failure.

                                   ARTICLE XI.

                  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

        11.1. Collection of Accounts Receivable and Letters of Credit. At the Closing, Buyer will acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer's or its designee's account, all receivables, letters of credit and other items which constitute a part of the Assets, and Seller and the Shareholders shall within promptly after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Buyer any letters of credit, documents, cash or checks received on account of or otherwise relating to any such receivables, letters of credit or other items. Seller and the Shareholders shall promptly transfer or deliver to Buyer or its designee any cash or other property that Seller or any Shareholders may receive in respect of any deposit, prepaid expense, claim, contract, license, lease, commitment, sales order, purchase order, letter of credit or receivable of any character, or any other item, constituting a part of the Assets.

        11.2.   Books and Records; Tax Matters.

                        (a) Books and Records. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees.

                        (b) Cooperation and Records Retention. Seller, the Shareholders and Buyer shall (i) each provide the others with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the others with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the others with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Seller, the Shareholders and Buyer shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or information that may be relevant to such Tax Returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

                        (c) Preparation of Form W-2's. Pursuant to Revenue Procedure 84-77 (1984-2 C.B. 753), provided that Seller provides Buyer with all necessary payroll records for the calendar year which includes the Closing Date, Buyer shall furnish a Form W-2 to each employee employed by Buyer who had been employed by Seller disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom, and Seller shall be relieved of the responsibility to do so.

                        (d) Payment of Liabilities. Following the Closing Date, Seller and the Shareholders shall pay promptly when due all of the debts and Liabilities of Seller, including any Liability for Taxes, other than Assumed Liabilities; provided, however, this covenant shall not apply to that portion (or all) of any debt that Seller is contesting in good faith. Following the Closing Date, Buyer shall pay promptly when due all of the Assumed Liabilities; provided, however, this covenant shall not apply to that portion (or all) of any Liability that Buyer is contesting in good faith.

        11.3. Survival of Representations, Etc. Each of the representations, warranties, agreements, covenants and obligations herein are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto; provided, however, that such representations and warranties shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under Article XII shall expire.

                                  ARTICLE XII.

                                 INDEMNIFICATION

        12.1. Indemnification by Seller and the Shareholders. Seller and each of the Shareholders agrees subsequent to the Closing to indemnify and hold Buyer, Nextera, Holdings, and their respective subsidiaries and affiliates and persons serving as officers, directors, partners, managers, shareholders, members, employees and agents thereof (other than the Shareholders, except to the extent of Liabilities incurred in their capacities as an officer, director or employee of Buyer after the Closing) (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any Damages which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                        (a) fraud, intentional misrepresentation or the cause or knowledge of a deliberate or willful breach of any representations, warranties or covenants of Seller or any of the Shareholders under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto (collectively, "Fraud Claims");

                        (b) any breach of any representation or warranty of the Shareholders set forth in Section 5.1 of this Agreement (collectively, "Ownership Claims");

                        (c) except for the Assumed Liabilities, any liability of Seller or the Shareholders for Taxes arising from the activities of Seller and all events and transactions on or prior to the Closing and any breach of the representations and warranties set forth in Section 4.22 hereof and any covenant with respect to Taxes or tax related matters (collectively, "Tax Claims");

                        (d) except for the Assumed Liabilities, any Excluded Liability and any Liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Assets (collectively, "Excluded Liability Claims");

                        (e) other than Fraud Claims, Ownership Claims, Tax Claims or Excluded Liability Claims, any other breach of any representation, warranty or covenant of Seller or the Shareholders under this Agreement or in any schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants (collectively, "General Claims").

                In addition, each Shareholder severally, but not jointly, agrees subsequent to the Closing to indemnify and hold all Buyer Indemnified Parties harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon fraud, intentional misrepresentation or any breach (whether or not deliberate or willful) of any representation or warranty of such Shareholder contained in Section 5, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representation or warranty (collectively, "Individual Claims").

        12.2. Limitations on Indemnification by Seller and the Shareholders. Anything contained in this Agreement to the contrary notwithstanding, the liability of Seller and the Shareholders to provide any indemnification to any Buyer Indemnified Party and right of Buyer Indemnified Parties to indemnification under Section 12.1 (or otherwise) shall be subject to the following provisions:

                        (a) No claims for indemnification shall be made under this Agreement against Seller or any Shareholder, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to General Claims after the date which is eighteen (18) months following the Closing.

                        (b) No claims for indemnification shall be made under this Agreement against Seller or any Shareholder, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to any Tax Claim after expiration of all applicable statutes of limitation with respect to the Tax that is the subject of the indemnification claim and the expiration of all applicable statutes of limitation taking into account any extensions thereof with respect to collection of the Tax.

                        (c) The aggregate amount to be payable by Seller and the Shareholders to all Buyer Indemnified Parties for claims for indemnification with respect to General Claims (including amounts subject to the Escrow Agreement and any Nextera Class A Units delivered to Nextera in satisfaction of an indemnification claim) shall in no event exceed Four Million Four Hundred Seventy-three Thousand Seven Hundred Fifty Dollars ($4,473,750).

                        (d) The amount payable by a Shareholder to all Buyer Indemnified Parties for claims for indemnification hereunder (or otherwise) shall in no event exceed such Shareholder's pro rata share of the total amount to be paid to all Buyer Indemnified Parties for claims for indemnification hereunder (or otherwise). The pro rata shares of the Shareholders for purposes of this paragraph shall be the same percentages as the Shareholders' respective ownership interests in Seller.

                        (e) In the event that any claim for indemnification arises from a breach of representation, warranty or covenant which was made or undertaken by a Shareholder, by the express terms of this Agreement severally and not jointly, the Shareholder shall be severally, but not jointly, liable for indemnification in respect of such a claim.

                        (f) Seller and the Shareholders shall have no obligation for indemnification with respect to General Claims hereunder until aggregate claims for indemnification with respect to General Claims hereunder exceed $50,000, in which case Seller shall be obligated for indemnification of all General Claims including the initial $50,000 of such claims.

                        (g) Claims for indemnification with respect to Fraud Claims, Ownership Claims, Tax Claims, Excluded Liability Claims and Individual Claims made under this Agreement by any Buyer Indemnified Party shall not be subject to any of the limitations set forth in this Section 12.2.

                        (h) Claims with respect to Damages resulting from the Seller's election to proceed to the Closing without the waivers, consents and approvals of Pass & Weisz, Inc. with respect to that certain Lease Agreement dated April 25, 1996 and Greentree Vender Services Corporation with respect to that certain Rental Agreement dated April 14, 1997 shall not be subject to the limitations set forth in this Section 12.2.

        12.3. Indemnification by Nextera. Buyer, Nextera and Holdings, jointly and severally agree to indemnify and hold Seller, the Shareholders and their affiliates and persons serving as officers, directors, partners, managers, shareholders, members, employees and agents thereof (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any Damages which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant made by Buyer, Nextera and/or Holdings in this Agreement or in any certificate delivered by Nextera, Buyer and/or Holdings hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

        12.4. Limitation on Indemnification by Nextera. Notwithstanding the foregoing, (a) no indemnification shall be payable to Seller with respect to claims asserted pursuant to Section 12.3 above after the date which is eighteen months after the Closing and the aggregate amount to be payable to Seller pursuant to Section 12.3 shall not exceed Four Million Four Hundred Seventy-three Thousand Seven Hundred Fifty Dollars ($4,473,750) and (b) Buyer, Nextera and Holdings shall have no obligation for indemnification hereunder until aggregate claims for indemnification hereunder exceed $50,000, in which case Buyer, Nextera and/or Holdings shall be obligated for indemnification of all claims, including the initial $50,000 of such claims. Claims for indemnification with respect to fraud, intentional misrepresentation or the cause or knowledge of a deliberate or willful breach of any representations, warranties or covenants of Buyer, Nextera and/or Holdings under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto shall not be subject to any of the limitations set forth in this Section 12.4. Claims with respect to Damages resulting from any failure by Buyer to pay any Assumed Liabilities pursuant to Section 2.2 or failure by Buyer, Nextera and/or Holdings to perform any covenants required to be performed after the Closing shall not be subject to the limitations set forth in this Section 12.4.

        12.5. Notice; Defense of Claims. An indemnified party shall make claims for indemnification hereunder by giving written notice thereof to the indemnifying party promptly on discovery and in any event within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

        12.6. Satisfaction of Seller and Shareholder Indemnification Obligations. In order to satisfy the indemnification obligations of Seller and the Shareholders hereunder, a Buyer Indemnified Party shall proceed first directly against the Escrow Deposit as further set forth in the Escrow Agreement and then directly against Seller and each Shareholder subject to the limitations set forth herein. As further set forth in the Escrow Agreement, all claims against the Escrow Deposit shall be satisfied first against the cash portion thereof and then against the Nextera Class A Units.

        12.7. Bulk Sales. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller and each of the Shareholders hereby agree that the indemnity provisions of Article XII hereof shall apply to any Damages of Buyer arising out of or resulting from the failure of Seller or Buyer to comply with any such laws.

        12.8. Valuation of Buyer Class A Units. Except as provided in the Escrow Agreement, Seller and the Shareholders may, at their option, elect to satisfy any indemnification claims under this Agreement by delivering Nextera Class A Units to the Buyer Indemnified Parties. To the extent that Nextera Class A Units are used to satisfy indemnification obligations under this Agreement, such units shall be valued in accordance with the terms of the Escrow Agreement.

        12.9. Exclusive Remedy. Other than Fraud Claims, the foregoing indemnification provisions in this Article XII shall be the exclusive remedy for any breach of the representations and warranties of the Seller and the Shareholders in Articles IV and V and of Buyer, Nextera and Holdings in Article VI above.

                                  ARTICLE XIII.

                   TERMINATION OF AGREEMENT; RIGHTS TO PROCEED

        13.1. Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

                                (i)     by mutual written consent of all of the
parties to this Agreement;

                                (ii)    by Buyer, Nextera or Holdings, pursuant
to written notice by Nextera to Seller, if any of the conditions set forth in
Article IX of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Seller or the Shareholders, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied; and

                                (iii)   by Seller or the Shareholders, pursuant
to written notice by Seller or the Shareholders to Buyer, Nextera and Holdings, if any of the conditions set forth in Article VIII of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Buyer, Nextera and Holdings, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied.

        13.2. Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 13.1, provided, however, that the provisions of this Article XIII, Section 14.2 and Section 14.11 hereof shall survive any termination of this Agreement.

                                  ARTICLE XIV.

                                  MISCELLANEOUS

        14.1. Recapitalization. Seller and each of the Shareholders hereby agree and acknowledge that they have been informed that Nextera and Holdings have adopted a recapitalization plan (the "Recapitalization") which has not yet been effectuated. It is the intention of Nextera, Holdings, and their members to effectuate the Recapitalization as soon as practicable following the Closing. Seller and each of the Shareholders hereby consents and agrees to each and every element of the Recapitalization which is set forth on Schedule 14.1 attached hereto; the results of the Recapitalization are shown on Exhibit K attached hereto in the form of a structure chart. Nextera and each Shareholder agree and acknowledge that the terms of the Recapitalization as set forth on Schedule 14.1 and illustrated in Exhibit K do not incorporate or reflect the fact that there are employee equity participation rights (" Nextera SARs") in Nextera which may be converted into Class A Common Units of Nextera. There are currently 944,000 Nextera SARs outstanding with an equivalent strike price of $5.00 per unit and 927,010 Nextera SARs outstanding with an equivalent strike price of $7.50 per unit and additional Nextera SARs may be issued. Additional Class A Common Units of Nextera may be issued in future acquisitions. In addition, the terms of the Recapitalization as set forth on Schedule 14.1 and illustrated on Exhibit K have been prepared on the assumption that both this transaction and the so-called "Pyramid" Transaction will be consummate; in the event that the "Pyramid" Transaction does not close either prior to or after the Recapitalization, then the terms of the Recapitalization will be adjusted accordingly. Seller and each Shareholder further agree and acknowledge that no further consents need be obtained from them to effectuate the Recapitalization after the Closing Date and that they agree and consent to the necessary steps that will be taken and to the documentation that will be prepared and executed to complete the Recapitalization.

        14.2. Fees and Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

        14.3. Governing Law. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

        14.4. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

         TO BUYER:                      The Planning Technologies Group, L.L.C.
                                        One Cranberry Hill
                                        Lexington, MA 02173
                                        Attention:  Gresham T. Brebach, Jr.
                                        Fax: (781) 778-4500

         With a copy to:                Latham & Watkins
                                        701 "B" Street, Suite 2100
                                        San Diego, CA 92101
                                        Attention:  David A. Hahn, Esq.
                                        Fax: (619) 696-7419

         With an additional copy to:    Maron & Sandler
                                        844 Moraga Drive

                                        Los Angeles, CA 90049
                                        Attention:  Stanley E. Maron, Esq.
                                        Fax: (310) 440-3690

         TO NEXTERA:                    Nextera Enterprises, L.L.C.
                                        One Cranberry Hill
                                        Lexington, MA 02173
                                        Attention:  Gresham T. Brebach, Jr.
                                        Fax: (781) 778-4500

         With a copy to:                Latham & Watkins
                                        701 "B" Street, Suite 2100
                                        San Diego, CA 92101
                                        Attention:  David A. Hahn, Esq.
                                        Fax: (619) 696-7419

         With an additional copy to:    Maron & Sandler
                                        844 Moraga Drive
                                        Los Angeles, CA 90049
                                        Attention:  Stanley E. Maron, Esq.
                                        Fax: (310) 440-3690


         TO HOLDINGS:                   Nextera Enterprises Holdings, L.L.C.
                                        One Cranberry Hill
                                        Lexington, MA 02173
                                        Attention:  Gresham T. Brebach, Jr.
                                        Fax: (781) 778-4500

         With a copy to:                Latham & Watkins
                                        701 "B" Street, Suite 2100
                                        San Diego, CA 92101
                                        Attention:  David A. Hahn, Esq.
                                        Fax: (619) 696-7419

         With an additional copy to:    Maron & Sandler
                                        844 Moraga Drive
                                        Los Angeles, CA 90049
                                        Attention:  Stanley E. Maron, Esq.
                                        Fax: (310) 440-3690

         TO SELLER:                     The Planning Technologies Group, Inc.
                                        95 Hayden Avenue
                                        Lexington, MA 02173
                                        Attention:  Mason Tenaglia
                                        Fax:   (781) 861-1099

         With a copy to:                Choate, Hall & Stewart
                                        53 State Street
                                        Boston, MA 02109
                                        Attention:  William P. Gelnaw, Jr., Esq.
                                        Fax: (617) 248-4000

         TO SHAREHOLDERS:               To the address last furnished by such
                                        Shareholder to Seller

         With a copy to:                Choate, Hall & Stewart
                                        53 State Street
                                        Boston, MA 02109
                                        Attention:  William P. Gelnaw, Jr., Esq.
                                        Fax: (617) 248-4000


Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

        14.5. Entire Agreement. This Agreement, including the schedules and exhibits hereto, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such schedules and exhibits; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such schedules or exhibits.

        14.6. Assignability; Binding Effect. This Agreement shall only be assignable by Buyer, Nextera or Holdings to an entity controlling, controlled by or under common control with Buyer, Nextera or Holdings upon written notice to Seller. This Agreement may not be assigned by Seller without the prior written consent of Nextera. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Assignment of this Agreement by any party shall not relieve such party from its obligations hereunder.

        14.7. Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

        14.8. Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

        14.9. Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

        14.10. Publicity and Disclosures. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Nextera and Seller.

        14.11. Specific Performance. The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by Seller or any of the Shareholders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by Seller or any of the Shareholders, and Buyer, Nextera or Holdings do not elect to terminate under
Article XIII, Buyer, Nextera and Holdings shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Buyer, Nextera or Holdings.

        14.12. Obligations. All obligations of Buyer, Nextera and Holdings hereunder or under any agreement executed in connection herewith shall be joint and several obligations of Buyer, Nextera and Holdings.

        14.13. Agent of Sellers. The Shareholders hereby appoint Mason Tenaglia as their sole and exclusive agent (the "Agent") with respect to this Agreement and the Escrow Agreement. In his capacity as agent, the Agent shall be authorized, in his discretion, to consent to such amendments, modifications, waivers and revisions to this Agreement on behalf of the Shareholders as are approved by the Agent, and to take any and all actions on behalf of the Stockholders, including without limitation executing closing certificates and documents, and his signature shall be sufficient to evidence the approval of the Shareholders thereto. No Shareholder shall take any action with respect to this Agreement or the matters contemplated hereby without the approval of the Agent. The Agent shall not be liable to any Shareholder for any action taken by him in good faith pursuant to this Agreement, and the Shareholders shall jointly and severally indemnify the Agent from any losses, claims, damages and expenses arising out of his service as agent hereunder. The Agent may resign at any time on 20 days prior notice.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

                              BUYER:

                              THE PLANNING TECHNOLOGIES GROUP, L.L.C., a
                              Delaware limited liability company

                              By:  /s/  MICHAEL P. MULDOWNEY
                                   ---------------------------------------------
                                        Name:   Michael P. Muldowney
                                                --------------------------------
                                        Title:  Treasurer
                                                --------------------------------

                              NEXTERA:

                              NEXTERA ENTERPRISES, L.L.C., a Delaware limited liability company


                              By:  /s/  MICHAEL P. MULDOWNEY
                                   ---------------------------------------------
                                        Name:   Michael P. Muldowney
                                                --------------------------------
                                        Title:  Treasurer
                                                --------------------------------

                              HOLDINGS:

                              NEXTERA ENTERPRISES HOLDINGS, L.L.C., a Delaware limited liability company


                              By:  /s/  MICHAEL P. MULDOWNEY
                                   ---------------------------------------------
                                        Name:   Michael P. Muldowney
                                                --------------------------------
                                        Title:  Treasurer
                                                --------------------------------

                              SELLER:

                              THE PLANNING TECHNOLOGIES GROUP, INC., a
                              Massachusetts corporation


                              By:  /s/  MASON TENAGLIA
                                   ---------------------------------------------
                                        Name:   Mason Tenaglia
                                                --------------------------------
                                        Title:  President
                                                --------------------------------

                              SHAREHOLDERS:


                              By:  /s/  JOSEPH AXELROD
                                   ---------------------------------------------
                                        Name:   Joseph Axelrod
                                                --------------------------------
                                        State of Residence:     MA
                                                            --------------------



                              By:  /s/  DOUGLAS M. FERGUSON
                                   ---------------------------------------------
                                        Name:   Douglas M. Ferguson
                                                --------------------------------
                                        State of Residence:     MA
                                                            --------------------



                              By:   /s/  DANIEL R. GILMORE
                                   ---------------------------------------------
                                         Name:  Daniel R. Gilmore
                                                --------------------------------
                                         State of Residence:    MA
                                                            --------------------



                              By:   /s/  MASON S. TENAGLIA
                                   ---------------------------------------------
                                         Name:  Mason S. Tenaglia
                                                --------------------------------
                                         State of Residence:    MA
                                                            --------------------